Exhibit 1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing of this Statement on Schedule 13D including any amendments thereto. This Joint Filing Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

The execution and filing of this agreement shall not be construed as an admission that the below-named parties are a group or have acted as a group.

Dated: October 9, 2014

JAB BEECH INC.
By:	/s/ Joachim Creus
Name:	Joachim Creus
Title:	President

SPRUCE MERGER SUB INC.
By:	/s/ Joachim Creus
Name:	Joachim Creus
Title:	President

JAB HOLDINGS B.V.
JAB HOLDING COMPANY S.À R.L.
JAB FOREST B.V.
By:	/s/ Joachim Creus
Name:	Joachim Creus
Title:	Managing Director

By:	/s/ Markus Hopmann
Name:	Markus Hopmann
Title:	Managing Director

AGNATEN SE
By:	/s/ Joachim Creus
Name:	Joachim Creus
Title:	Authorized Representative

By:	/s/ Markus Hopmann
Name:	Markus Hopmann
Title:	Authorized Representative